                                                                     Exhibit 2.5


                               CLOSING STATEMENT

                              Equitable Building
                               604 Locust Street
                               Des Moines, Iowa
                        Closing Date - October 16, 1996

-------------------------------------------------------------------------------------------------------------
                                                                  Credit                      Credit
                                                                 Purchaser                    Seller
                                                              ----------------           ---------------
Purchase price                                                                             $7,000,000.00

Real Estate Taxes [1]                                             281,931.24
  [See Schedule A]

Rent proration [6]                                                134,009.98*
  [See Schedule B]

Security Deposits                                                  53,149.44*
  [See Schedule C]

Service contracts [4]                                                                           9,272.24*
  [See Schedule D]

Utilities [3]                                                           x.xx

Permits/Licenses [2]                                                    x.xx

Credit for Accrued Vacation for Union Employees                       770.48

Credit to Purchaser due to elimination of Seller's                 60,000.00
expense of a cooperating broker
                                                               ----------------          -----------------
        Sub-total                                                 529,861.14                7,000,272.24
                                                               ----------------          -----------------

Net amount due Seller                                                                       6,479,411.10
Earnest Money
Held by Ticor                                                                                (100,000.00) [5]
Held by Seller                                                                               (500,000.00)
                                                                                         ----------------
Balance of cash to be funded by Purchaser                                                  $5,879,411.10
                                                                                         ================


*Such amounts have been calculated based upon information prepared by Seller, and Seller and Purchaser agree to make an appropriate adjustment if an error is found to have occurred.

APPROVED:  SELLER                              APPROVED:  PURCHASER

First Capital Series XII - Equitable, L.L.C.   EIB Acquisition, LLC
a Delaware limited liability company           a Delaware limited company

By:  First Capital Income and Growth Fund-
      Series XII, an Illinois limited
      partnership, its managing member

     By: First Capital Financial Corporation,
         a Florida corporation, its general
         partner

                                               By: EIB of Iowa L.C., an Iowa
                                                   limited liability company,
                                                   its managing member

     By:                                       By: Garrette G. Alcock
         ----------------------------              ---------------------------
     Its: Authorized Representative
         ----------------------------              Garrette G. Alcock, its
                                                   managing member

NOTES:

[1] All real estate taxes, personal property taxes and assessments relating to the Property are to be reprorated or prorated upon receipt of actual bill(s), and after resolution of pending appeals.

[2] To the extent that permits, if any, are not assignable they will be subject to proration at a later date.

[3] Utility meters are to be read on 10/16/96 and Seller will pay final billing for such utilities up to and including such date. Utility deposits, if any, are to be refunded to Seller from the respective utility companies.

[4] Purchaser agrees to pay all invoices or charges payable to service contract vendors or other vendors of supplies or services which are unpaid at closing and relate to periods prior to and including October 15, 1996, to the extent Purchaser received a credit from Seller at Closing for Seller's pro-rata share of such charges.

[5] Interest earned on the deposit will be returned to Purchaser by Ticor.

[6] All charges collected by Seller and Purchaser from tenants (other than base rent) which are required to be reconciled to actual expenses shall be reprorated upon the completion of the annual reconciliation with tenants, based upon (i) the actual amount of such expenses paid by, and charges collected by, Seller and Purchaser, respectively, or (ii) if such amounts are not ascertainable (or by agreement of the parties) on a per diem basis.

                              Equitable Building
                               604 Locust Street
                               Des Moines, Iowa
                        Closing Date - October 18, 1996

                        SCHEDULES TO CLOSING STATEMENT



Balance of cash to be funded by Purchaser:                                     $5,879,411.10

Additional Cash Outlays by Purchaser:

1. Purchaser's attorney fees                                                             xxx
2. One-half Title Insurance Policy and Closing Fees to Ticor                        5,208.50
3. One-half Transfer taxes to Ticor                                                 5,599.60
                                                                               -------------
Total                                                                              10,808.10


Total cash outlay by Purchaser at Closing                                      $5,890,219.20
                                                                               =============
-----------------------------------------------------------------------------------------------------------------------------


Amount due Seller / Balance of cash to be funded by Purchaser                  $5,879,411.10
Earnest Money held by Ticor                                                       100,000.00


Seller's expenses:
1. One-half Title Insurance Policy and Closing Fees to Ticor                       (5,208.50)
2. One-half Transfer taxes to Ticor                                                (5,599.60)
3. Commission due to Holmes Barile Realty Advisors, Inc.                         (185,000.00)
4. Loan Payoff to Societe Generale New York (total due through 10/15/96)       (5,704,579.06)

                                                                               -------------
Net Cash to Seller                                                             $   79,023.94
                                                                               =============
-----------------------------------------------------------------------------------------------------------------------------
Wiring Instructions to Societe Generale New York:                      Wiring Instructions to Seller:
Societe Generale New York                                              American National Bank and Trust Company of Chicago
ABA# 026004226                                                         Chicago, Illinois
Ref: First Capital                                                     ABA# 071000770
LSA# 9020810                                                           Credit First Capital Income and Growth Fund Series XII



Address for Holmes Barile Realty Check:
Holmes Barile Realty Advisors, Inc.
125 South Wacker Drive
Suite 3010
Chicago, Illinois 60606
Attention: Stephen K. Holmes


----------------------------------------------------------------------------------------------------

                                                                   Schedule A
     [A]  REAL ESTATE TAXES:
          ------------------------------------------------------------------------------------------

          Real Estate & Personal Property Taxes:
          -------------------------------------

                                                                                                          --------------------------
                                                                                                          |                        |
          2ND INSTALLMENT '95/96 TAXES                                                                    |             194,673.00 |
          ----------------------------                                                                    |                        |
                                                                                                          |                        |
                                                                                                          |                        |
                                                                                                          |                        |
          ESTIMATED '96/97 TAXES BASED ON 7/1/95-6/30/96 ACTUAL TAX RATE                                  |                        |
          --------------------------------------------------------------                                  |                        |
          Parcel Number                                                                                   |                        |
          01172-000-000                                                                                   |                        |
                                                                                                          |------------------------|
          Revised Assessment                                                                              |$          7,000,000.00 |
          Tax Rate                                                                                        |             0.04212865 |
                                                                                                          |------------------------|
          Estimated Taxes                                                                                 |$            294,900.55 |
                                                                                                          |                        |
          Seller's portion of FY1997 Estimated Real Estate Tax Bill:                                      |                        |
          7/1/96-10/16/96                                                           108 days              |               0.295890 |
                                                                                                          |------------------------|
          Seller's pro-rata share of FY1996 Real Estate Tax Bill                                          |$             87,258.24 |
                                                                                                          |                        |
                                                                                                          |                        |
          CREDIT DUE PURCHASER FOR '96/97 ESTIMATED TAX BILL                                              |$            281,931.24 |
                                                                                                          |========================|
                                                                                                          |                        |
                                                                                                          |------------------------|
                                                                                                          |$            281,931.24 |
                                                                                                          --------------------------
------------------------------------------------------------------------------------------------------------------------------------


                                   Schedule B

                                              October                                                    Purchaser
                              -------------------------------------
                                   Base              Escalation,                                               # of        Due
 [B] RENT PRORATION:               Rent            Storage & Other          Total       Collected              Days      Purchaser
     ---------------        --------------------------------------------------------------------------------------------------------
                                                                                                                   -----------------
     Bank, Iowa State         $           -       $        65.63     $      65.63     $      65.63             15  |$        31.78 |
     Chambers, Martin & Co.   $    2,764.67       $       551.88     $   3,318.55     $   3,316.55             15  |$     1,604.78 |
     Chol, Young Ju           $      680.00       $         2.00     $     682.00     $     682.00             15  |$       330.00 |
     Christian Science                                                                                             |               |
      Committee               $      515.84       $            -     $     515.84     $     515.84             15  |$       249.60 |
     Colwell, Keith Dr.       $    1,220.00       $        25.00     $   1,245.00     $   1,245.00             15  |$       602.42 |
     Equitable Life of Iowa   $  121,828.00       $    19,840.46     $ 141,668.46     $ 141,668.46             15  |$    68,549.25 |
     Everen Securities, Inc.  $    4,285.88       $        24.00     $   4,309.88     $   4,309.88             15  |$     2,085.43 |
     Finley, Alt, Smith,                                                                                           |               |
     Schambe                  $   17,412.50       $     2,156.00     $  19,568.50     $  19,568.50             15  |$     9,468.63 |
     Hickman, Mary H.         $      319.04       $         3.00     $     322.04     $     322.04             15  |$       155.83 |
     Hutchison, Dr. D.B.      $    1,119.88       $        10.00     $   1,129.88     $   1,129.88             15  |$       546.72 |
     Impact Printing          $    2,002.92       $        14.00     $   2,016.92     $   2,016.92             15  |$       975.93 |
     James L. Sayre           $    4,607.98       $        25.46     $   4,633.44     $   4,633.44             15  |$     2,241.99 |
     Kephart, Alice           $      120.00       $            -     $     120.00     $     120.00             15  |$        58.06 |
     Mercantile Bank          $    9,786.33       $            -     $   9,786.33     $   9,786.33             15  |$     4,735.32 |
     Mercantile Bank          $    2,320.50       $            -     $   2,320.50     $   2,320.50             15  |$     1,122.82 |
     Mercantile Bank          $    2,784.25       $        53.70     $   2,837.95     $   2,837.95             15  |$     1,373.20 |
     Nelson, Dr. Lawrence     $    1,414.00       $            -     $   1,414.00     $   1,414.00             15  |$       684.19 |
     Personnel, Inc.          $    2,405.48       $            -     $   2,405.48     $   2,405.48             15  |$     1,163.94 |
     Petted, Dr. James        $    1,090.27       $        87.00     $   1,177.27     $   1,177.27             15  |$       569.65 |
     Polson, James D.         $      362.25       $            -     $     362.25     $     362.25             15  |$       175.28 |
     Ruan Center Corporation  $           -       $        26.25     $      26.25     $      26.25             15  |$        12.70 |
     S. Joseph & Sons, Inc.   $    4,883.50       $        64.00     $   4,947.50     $   4,947.50             15  |$     2,393.95 |
     S. Joseph & Sons, Inc.                                                                                        |               |
      - Storage               $           -       $       730.40     $     730.40     $     730.40             15  |$       353.42 |
     Smith, Schneider, Wimer  $   20,104.57       $            -     $  20,104.57     $  20,104.57             15  |$     9,728.02 |
     Student Loan Liquidity   $   41,848.71       $            -     $  41,848.71     $  41,848.71             15  |$    20,249.38 |
     The James Law Firm, P.C. $    6,045.09       $       226.00     $   6,271.09     $   6,271.09             15  |$     3,034.40 |
     William W. Graham        $    1,770.27       $       135.00     $   1,905.27     $   1,905.27             15  |$       921.90 |
     Young, Joe D.            $    1,211.25       $        11.00     $   1,222.25     $   1,222.25             15  |$       591.41 |
                            ----------------------------------------------------------------------                 -----------------
      Total                      252,903.18            24,050.78       276,953.96       276,953.96                  $   134,009.98
                            ======================================================================                 =================

                                  Schedule C

[C] DEPOSITS:
    --------
                                                                      Total
                                                                   ----------
    Everen Securities, Inc.                                         4,285.88
    Chambers Martin & Co.                                           1,637.50
    Choi, Young Ju                                                    680.00
    Colwell, Keith Dr.                                              1,260.67
    William W. Graham                                               1,770.27
    Kephart, Alice                                                    120.00
    Polson, James D.                                                  362.25
    James L. Sayre                                                  2,259.58
    Massage Works                                                     100.00
    Student Loan Liquidity Corp.                                   40,673.29
                                                                  ----------
    Credit to Purchaser                                           $53,149.44
                                                                  ==========

----------------------------------------------------------------------------

                                                   Schedule D

    SERVICE CONTRACTS:
    -----------------
[D] PAID BY SELLER:                          Payment          Begin          End           # days         Credit
    --------------                           -------------------------------------------------------------------
    Des Moines Tire Co.                        60.00        10/01/96      10/31/96          15             29.03
    Des Moines Bus. Record-annual             180.00        10/01/96      10/31/96          15             87.10
    Controlled Access-annual pager            365.40        04/01/96      03/31/97         166            338.86
    City of Des M.-fuel tank storage           60.00        01/01/96      12/31/96          76             12.46
    City of Des M.-fire alarm inspection      180.00        09/01/96      08/31/97         319            157.32
    Able Pest Control                         138.60        10/04/96      11/04/96          19             82.29
    Electrical Engineering Co.                632.58        09/20/96      10/20/96           4             81.62
    International Union of Operating           75.75        10/01/96      10/31/96          15             36.65
    Electronic Engineer-Ans. svc. & pager     107.78        10/01/96      10/31/96          15             52.15
    Des Moines Skywalk Association          1,415.45        10/01/96      12/31/96          76          1,169.28
    Capital Sanitary Supply Co.             1,709.72        09/17/96      10/17/96           1             55.15
    Integra Services Corporation           14,473.74        10/01/96      10/31/96          15          7,003.42
    Des Moines Tire                            60.00        11/01/96      11/30/96          30             60.00
    Schindler Elevator                      4,032.93        10/01/96      10/31/96          15          1,951.42
    HOH Chemicals, Inc.                       594.25        10/01/96      10/31/96          15            287.54
    TIE Phone System                           84.34        10/01/96      10/31/96          15             40.81
    TCI Leasing, Inc.                          49.50        10/01/96      10/31/96          15             23.95
    Des Moines Municipal Parking              567.00        10/01/96      11/01/96          16            283.50
    CFI Computer Forms                        180.48        10/15/96      12/31/96          76            175.85
    Computer Supply Store                     601.65        10/15/96      12/31/96          76            586.22
    Stuart Dean                             1,200.00        10/01/96      10/31/96          15            580.65
                                          ----------                                                   ---------
    Total Credits to Seller                26,769.15                                                   13,095.27

    PAYABLE BY PURCHASER:
    --------------------

    Aladdin Linen Services                    146.08        10/01/96      10/31/96          16             75.40
    Central Pension Fund                      620.00        10/01/96      10/31/96          16            320.00
    Hawkins                                   115.50        10/01/96      10/31/96          16             59.61
    Marsden bldg.-skybridge windows           168.00        10/01/96      10/31/96          16             86.71
    NPI Security Systems                    5,711.08        10/01/96      10/31/96          16          2,947.65
    Waste Management of Iowa                  646.46        10/01/96      10/31/96          16            333.66
                                          ----------                                                   ---------
    Total Credits to Purchaser              7,407.12                                                   $3,823.03


    Net Credit to Purchaser/<Seller>                                                                   (9,272.24)
                                                                                                       =========
----------------------------------------------------------------------------------------------------------------

                                  Schedule E

[E]  OUTSTANDING RECEIVABLES
     -----------------------

                                                                               Amount                Seller's           Buyer's
                                               Tenant                     Outstanding                   Share             Share
                                       ----------------------------------------------------------------------------------------
                                       Mercantile Bank                          99.43                   99.43              0.00
                                       Everen Securities, Inc.                 182.46                  182.46              0.00
                                       The Ruan Center                         434.49                  434.49              0.00
                                                                          -----------------------------------------------------

Total                                                                          716.38                  716.38


Note: Purchaser shall promptly remit to Seller outstanding receivables collected after closing pursuant to paragraph 4C (b) of the Real Estate Sales Agreement.